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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) of Keystone Financial, Inc. for the registration of 23,000 shares of its common stock pertaining to the 1994 Employee Stock Option Plan of National American Bancorp, Inc. of our report dated January 31, 1996, with respect to the consolidated financial statements of Keystone Financial, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

                                              ERNST & YOUNG LLP

  Pittsburgh, Pennsylvania
  March 25, 1996